STRUCTURING AND SYNDICATION FEE AGREEMENT

STRUCTURING AND SYNDICATION FEE AGREEMENT (the “Agreement”), dated as of [•], 2021 by and between BofA Securities, Inc. (collectively with its affiliates, “BofA Securities”) and Guggenheim Funds Investment Advisors, LLC (the “Adviser”).

WHEREAS, Guggenheim Active Allocation Fund (the “Fund”) is a newly organized, diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended, and its common shares of beneficial interest (the “Common Shares”) are registered under the Securities Act of 1933, as amended;

WHEREAS, the Fund, the Adviser, and Guggenheim Partners Investment Management, LLC have entered into an underwriting agreement (the “Underwriting Agreement”), dated [•], 2021 with BofA Securities and the other underwriters named therein (the “Underwriters”);
WHEREAS, the Adviser is the investment adviser of the Fund;
WHEREAS, BofA Securities is acting as the lead underwriter in an offering of the Common Shares, made under the terms of the Fund’s prospectus dated [•], 2021, (the “Prospectus”); and
WHEREAS, the Adviser desires to provide a structuring and syndication fee to BofA Securities in consideration for providing the advice and services described below;
NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:
1.
In consideration of BofA Securities providing advice relating to the structure, design and the organization of the Fund, syndication assistance with respect to the Fund and services related to the sale and distribution of the Common Shares (the “Offering”), the Adviser shall pay BofA Securities an aggregate fee, calculated at (A) [    ]% of the aggregate price to the public of all Common Shares sold by BofA Securities in the Offering (including any Common Shares over-allotted by BofA Securities in the Offering regardless of whether the over-allotment option in the Offering is exercised) and (B) [      ]% of the aggregate price to the public of all Common Shares sold in the Offering by any other broker or dealer participating in the Offering (each, an “Other Broker”) (including any Common Shares over-allotted in the Offering regardless of whether the over-allotment option in the Offering is exercised) other than such Common Shares sold by [   ], [    ] and [   ], equal in the aggregate to $[    ] (the “Fee”). The Adviser shall pay the Fee to BofA Securities on or before the Closing Date (as defined in the Underwriting Agreement) by wire transfer to the order of BofA Securities using the following wire instructions:

Bank ABA:
Bank Name:
Account Number:
Account Name:
Ref: for final credit:
Attn:

2.
Notwithstanding Paragraph 1, in the event that the Adviser (or the Fund or any person or entity affiliated with the Adviser or the Fund or any person or entity acting on behalf of or at the direction of any of the foregoing) compensates or agrees to compensate any Other Broker for any services or otherwise in connection with the Offering or with respect to the Fund or its Common Shares

(excluding for this purpose any compensation paid directly to the entire underwriting syndicate, as a group, pursuant to the Underwriting Agreement), whether such compensation be denominated a fee, an expense reimbursement, a set-off, a credit or otherwise (such compensation with respect to any Other Broker, such Other Broker’s “Other Compensation”), then the amount of the Fee shall be increased as and to the extent necessary so that the Fee payable to BofA Securities hereunder, expressed as both a dollar amount and a percentage of the aggregate price to the public of the Common Shares sold by BofA Securities in the Offering (including any Common Shares over-allotted by BofA Securities in the Offering regardless of whether the over-allotment option in the Offering is exercised), is no less than the Other Compensation, expressed as both a dollar amount and a percentage of the aggregate price to the public of the Common Shares sold by such Other Broker in the Offering (including any Common Shares over-allotted by such Other Broker in the Offering regardless of whether the over-allotment option in the Offering is exercised).

3.
The Adviser acknowledges that BofA Securities did not provide and is not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of BofA Securities, and BofA Securities is not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services in connection with acting as lead underwriter in an offering of the Common Shares.

4.
Nothing herein shall be construed as prohibiting BofA Securities from providing similar or other services to any other clients (including other registered investment companies or other investment advisers), so long as BofA Securities’ services to the Adviser are not impaired thereby.

5.
This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Paragraph 1 hereof, or upon the termination of the Underwriting Agreement without the Common Shares having been delivered and paid for. If this Agreement is terminated the Adviser shall reimburse BofA Securities only for its accountable out-of-pocket expenses actually incurred in connection with this Agreement. Notwithstanding the foregoing, Sections 9 and 10 of this Agreement and the Indemnification Agreement attached hereto shall survive the termination of this Agreement.

6.
The Adviser has furnished BofA Securities with such information as BofA Securities believes appropriate to its assignment hereunder (all such information so furnished being the “Information”). the Adviser recognizes and confirms that BofA Securities (a) has used and relied primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information. To the best of the Adviser’s knowledge, the Information furnished by the Adviser, when delivered, was true and correct in all material respects and did not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Adviser will promptly notify BofA Securities if it learns of any material inaccuracy or misstatement in, or material omission from, any Information delivered to BofA Securities pursuant to this Section 6. BofA Securities agrees to keep such Information confidential to the extent permitted by law.

7.	It is understood that BofA Securities is being engaged hereunder solely to provide the services described above to the Adviser and that BofA Securities is not acting as an agent or fiduciary of,

and shall have no duties or liability to the current or future shareholders of the Fund or any other third party in connection with its engagement hereunder.

8.
The Adviser agrees that BofA Securities shall have no liability to the Adviser for any act or omission to act by BofA Securities in the course of its performance under this Agreement, in the absence of bad faith, gross negligence or willful misconduct on the part of BofA Securities. The Adviser agrees to the terms set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

9.
This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”) shall be governed by and construed in accordance with the laws of the State of New York.

10.
No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Adviser and BofA Securities consent to the jurisdiction of such courts and personal service with respect thereto. EACH OF THE ADVISER AND BOFA SECURITIES WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT. Each of the Adviser and BofA Securities agrees that a final judgment in any proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Adviser and BofA Securities, as the case may be, and may be enforced in any other courts to the jurisdiction of which the Adviser and BofA Securities, as the case may be, is or may be subject, by suit upon such judgment.

11.	This Agreement may not be assigned by either party without the prior written consent of the other party.
12.
This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both BofA Securities and the Adviser.

13.	All notices required or permitted to be sent under this Agreement shall be sent, if to the Adviser:

Guggenheim Funds Investment Advisors, LLC
227 West Monroe Street,
Chicago, Illinois 60606
Attn: [          ]

or if to BofA Securities:
BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Attention: Syndicate Department, with a copy to ECM Legal Department or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit in the U.S. mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile or electronic transmission, whichever is earlier.
14.
This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same agreement. Counterparts may be executed and delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so executed or delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Structuring and Syndication Fee Agreement as of the date first above written.
GUGGENHEIM FUNDS INVESTMENT ADVISORS, LLC

By: _________________________________________
Name:
Title:

BOFA SECURITIES, INC.

By ___________________________________
Name:
Title:

[BofA Indemnification Agreement]

INDEMNIFICATION AGREEMENT
[•], 2021
BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
In connection with the engagement of BofA Securities, Inc. or any of its affiliates (collectively, “BofA Securities”) to advise and assist Guggenheim Funds Investment Advisors, LLC (together with its successors and assigns, the “Company”) with the matters set forth in the Structuring and Syndication Fee Agreement dated [•], 2021 between the Company and BofA Securities (the “Agreement”), in the event that BofA Securities becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) in connection with the services performed pursuant to and in accordance with the Agreement or arising out of the matters contemplated by the Agreement, the Company agrees to indemnify, defend and hold BofA Securities harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses with respect to services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted solely from the bad faith, gross negligence or willful misconduct of BofA Securities. In addition, in the event that BofA Securities becomes involved in any capacity in any Proceeding in connection with the services performed pursuant to and in accordance with or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Company will reimburse BofA Securities for its reasonable legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by BofA Securities in connection therewith, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such legal and other expenses resulted solely from the bad faith, gross negligence or willful misconduct of BofA Securities. The indemnification provided hereunder shall not extend to these matters indemnified under the Underwriting Agreement, dated [•], 2021, by and among Guggenheim Active Allocation Fund, the Company, Guggenheim Partners Investment Management, LLC and each of the underwriters named therein. Promptly as reasonably practicable after receipt by BofA Securities of notice of the commencement of any Proceeding, BofA Securities will, if a claim in respect thereof is to be made under this paragraph, notify the Company in writing of the commencement thereof; but the failure to so notify the Company (i) will not relieve the Company from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Company from any liability which it may have otherwise than on account of this Indemnification Agreement. Counsel to BofA Securities shall be selected by BofA Securities. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of BofA Securities) also be counsel to BofA Securities. No indemnifying party shall, without the prior written consent of BofA Securities (which shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not BofA Securities is an actual or potential party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of BofA Securities from all liability arising out of such litigation, investigation or Proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of BofA Securities.

If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its members and affiliates and other constituencies, on the one hand, and BofA Securities, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its members and affiliates, on the one hand, and BofA Securities, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its members and affiliates, on the one hand, and BofA Securities, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received by or paid to or contemplated to be received by or paid to the Company or its members or affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which BofA Securities has been retained to perform services bears to the fees paid to BofA Securities under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that BofA Securities is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by BofA Securities pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by BofA Securities, on the other hand.
The Company shall not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not BofA Securities is an actual or potential party to such Proceeding, without BofA Securities’ prior written consent (which consent shall not be unreasonably withheld). For purposes of this Indemnification Agreement, BofA Securities shall include BofA Securities, Inc., any of its affiliates, each other person, if any, controlling BofA Securities, Inc. or any of its affiliates, their respective officers, current and former officers, directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.
The Company agrees that neither BofA Securities nor any of its affiliates, officers, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either BofA Securities’ engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the bad faith, gross negligence or willful misconduct of BofA Securities in performing the services that are the subject of the Agreement.
THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND BOFA SECURITIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY

HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST BOFA SECURITIES OR ANY INDEMNIFIED PARTY. EACH OF BOFA SECURITIES AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT. EACH OF BOFA SECURITIES AND THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON BOFA SECURITIES AND THE COMPANY, AS THE CASE MAY BE, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH BOFA SECURITIES AND THE COMPANY, AS THE CASE MAY BE, IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.
The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of BofA Securities’ engagement. This Indemnification Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same agreement. Counterparts may be executed and delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so executed or delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Indemnification Agreement as of the date first above written.
GUGGENHEIM FUNDS INVESTMENT ADVISORS, LLC

By: _________________________________________
Name:
Title:

Accepted and agreed to as of
the date first above written:
BOFA SECURITIES, INC.

By _____________________________________
Name:
Title:

[BofA Structuring and Syndication Fee Agreement]